                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    June 27, 1997



                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)



         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)



      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including area code 610-774-5151




___________________________________________________________________________
      (Former name or former address, if changed since last report.)

Item 5.	Other Events

	The following text is from a Company news release of June
27, 1997, regarding the Company's acquisition of a gas business:

PP&L Resources to Acquire Penn Fuel Gas, Inc. - Acquisition of
Gas Business to Diversify PP&L Resources' Energy Delivery
Capabilities

	PP&L Resources, Inc. (NYSE:PPL) and Penn Fuel Gas, Inc., announced Friday (6/27) that they have signed a definitive agreement under which PP&L Resources will acquire Penn Fuel Gas.

	Penn Fuel Gas distributes and stores natural gas and also sells propane. The company has nearly 100,000 customers in Pennsylvania and a few hundred in Maryland.

	Under the terms of the agreement, upon consummation of the merger, shareowners of the privately held Penn Fuel Gas would receive, subject to certain adjustments, 7.665 common shares of PP&L Resources for each common share of Penn Fuel Gas that they own. Based on recent New York Stock Exchange closing prices, PP&L Resources expects to issue about $121 million of common stock to complete the transaction.

	The agreement has been approved by the boards of directors of the two companies. In addition, PP&L Resources has received a commitment that a block of nearly 95 percent of Penn Fuel Gas's shares will be voted in favor of the merger.

	"The addition of Penn Fuel Gas to the PP&L Resources family of companies will expand our ability to provide our customers with energy choices at highly competitive prices," said William
F. Hecht, chairman, president and chief executive officer of PP&L Resources. "We are very pleased to have the opportunity to expand into the natural gas business with a quality operation like Penn Fuel Gas."

	"The agreement with PP&L Resources ensures that Penn Fuel Gas's customers, employees, shareowners and communities will be well-served," said Terry H. Hunt, president and chief executive officer of Penn Fuel Gas. "Like Penn Fuel Gas, PP&L Resources has a proven record of providing high quality, reasonably priced service to customers."

	PP&L Resources' primary subsidiary is Pennsylvania Power & Light Co., which provides electricity services to 1.2 million customers in central and eastern Pennsylvania.

	Hecht pointed out that the combination with Penn Fuel Gas is an important strategic step for PP&L Resources. "As the electricity, natural gas and other markets develop, we are preparing to offer a full range of energy sources to our customers and to develop our customer base. This acquisition is an important step in our plan to deliver more energy alternatives to the Pennsylvania and Mid-Atlantic markets," Hecht said.

	With headquarters in Oxford, PA., Penn Fuel Gas owns and operates PFG Gas, Inc., and North Penn Gas Co., both of which are natural gas distribution companies. Penn Fuel Gas also operates a propane business and North Penn Gas also owns natural gas storage facilities. Penn Fuel Gas and its two subsidiaries provide natural gas service to customers in more than half the counties in Pennsylvania, in an area stretching from the northern area of Maryland to northern Pennsylvania.

	Penn Fuel Gas's net income in 1996 was $7.4 million on revenues of $113.5 million. The company has total assets of $196.5 million.

	The proposed merger is subject to receipt of regulatory approvals, including approvals from the Pennsylvania Public Utility Commission, the Maryland Public Service Commission and the Securities and Exchange Commission. The acquisition is expected to be completed in about 12 months.

	Hecht said that Penn Fuel Gas will retain its name and operate as a wholly owned subsidiary of PP&L Resources.

	In addition to Pennsylvania Power & Light, other PP&L Resources operating subsidiaries are Power Markets Development Co., which invests in energy projects worldwide; and Spectrum Energy Services Corp., which markets energy-related services and products.







                           SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PP&L RESOURCES, INC.





                              By:     /s/ R. E. Hill
                                          R. E. Hill
                                  Sr. Vice President-Financial



Date:  June 30, 1997